                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                                 SYSTEMED INC.
                    (In thousands except per share amounts)



                                                                    Three Months Ended
                                                               -----------------------------
                                                               June 30,             June 30,
                                                                 1995                 1994
                                                               --------             --------
PRIMARY
Average common shares outstanding                               21,974               21,467
Net effect of dilutive stock options and warrants
   based on the treasury stock method                              848                  742
Assumed conversion of 8% preferred stock                           218                  220
                                                               -------              -------

       Total                                                    23,040               22,429
                                                               =======              =======

Net income applicable to common stock                          $ 1,121              $   647
                                                               =======              =======

Net income per common and common equivalent share              $   .05              $   .03
                                                               =======              =======

FULLY DILUTED
Average common shares outstanding                               21,974               21,467
Net effect of dilutive stock options and warrants -
   based on the treasury stock method                              848                  742
Assumed conversion of 8% preferred stock                           218                  220
                                                               -------              -------

Total                                                           23,040               22,429
                                                               =======              =======

Net income applicable to common stock                          $ 1,121              $   647
                                                               =======              =======

Net income per common and
   common equivalent share
   assuming issuance of all dilutive
   contingent shares                                           $   .05              $   .03
                                                               =======              =======

Income per common and common equivalent share was calculated by dividing net income by the weighted average number of common and common equivalent shares outstanding during the period. Common stock equivalents include dilutive stock options and warrants and the dilutive effects of preferred stock conversions.

Income per common and common equivalent share - assuming full dilution is not presented in the financial statements because the assumed conversion of convertible debt and any additional incremental issuance of stock options or warrants would be antidilutive.

                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                                 SYSTEMED INC.
                    (In thousands except per share amounts)



                                                                     Six Months Ended
                                                               -----------------------------
                                                               June 30,             June 30,
                                                                 1995                 1994
                                                               --------             --------
PRIMARY
Average common shares outstanding                               21,873               21,411
Net effect of dilutive stock options and warrants -
   based on the treasury stock method                              956                  602
Assumed conversion of 8% preferred stock                           218                  220
                                                               -------              -------

       Total                                                    23,047               22,233
                                                               =======              =======

Net income applicable to common stock                          $ 2,195              $   908
                                                               =======              =======

Net income per common and common equivalent share              $   .10              $   .04
                                                               =======              =======


FULLY DILUTED
Average common shares outstanding                               21,873               21,411
Net effect of dilutive stock options and warrants -
   based on the treasury stock method                              992                  700
Assumed conversion of 8% preferred stock                           218                  220
                                                               -------              -------

Total                                                           23,083               22,331
                                                               =======              =======

Net income applicable to common stock                          $ 2,195              $   908
                                                               =======              =======

Net income per common and
   common equivalent share
   assuming issuance of all dilutive
   contingent shares                                           $   .10              $   .04
                                                               =======              =======

Income per common and common equivalent share was calculated by dividing net income by the weighted average number of common and common equivalent shares outstanding during the period. Common stock equivalents include dilutive stock options and warrants and the dilutive effects of preferred stock conversions.

Income per common and common equivalent share - assuming full dilution is not presented in the financial statements because the assumed conversion of convertible debt and any additional incremental issuance of stock options or warrants would be antidilutive.